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                                                 Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We hereby consent to the inclusion of our report dated January 31, 2001, which was included in Powertel, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000, in this Current Report on Form 8-K of VoiceStream Wireless Corporation dated March 22, 2001, and to the incorporation by reference of such Current Report on Form 8-K in the previously filed Registration Statements of VoiceStream Wireless Corporation File Nos. 333-31086, 333-31088, 333-31090, 333-55524, 333-49860 and 333-49878.

                                                         /s/ Arthur Andersen LLP

Atlanta, Georgia
March 22, 2001